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                                                                   EXHIBIT 21

                           PARENTS AND SUBSIDIARIES

The Company and its subsidiaries* as of March 10, 2007 are as follows:

                                              State (Country) of            Percentage of Voting
Name of Company                                  Incorporation                Securities Owned
---------------                             ----------------------         ----------------------
Kellwood Company                                   Delaware                        Parent
American Recreation Products, Inc.                 Delaware                         100%
Kellwood Asia Limited                              Hong Kong                        100%
Smart Shirts Limited                               Hong Kong                        100%
Smart Shirts Manufacturers, Limited                Hong Kong                        100%
Smart Shirts (Shenzhen) Co., Ltd.                    China                          100%
Kellwood Global Limited                            Hong Kong                        100%
KWD Holdings, Inc.                                 Delaware                         100%
Halmode Apparel, Inc.                              Delaware                         100%
Kellwood Retail Group, Inc.                        Delaware                         100%
Koret of California, Inc.                          California                       100%
Kellwood Financial Resources, Inc.                 Delaware                         100%
Kellwood Financial Services, Inc.                  Delaware                         100%
Gerber Childrenswear, Inc.                         Delaware                         100%
Briggs New York, Inc.                              Delaware                         100%
Phat Fashions LLC                                  New York                         100%
Vince, Inc.                                        Delaware                         100%

* Some of the above subsidiaries also have subsidiaries, which are not listed because, in the aggregate, they are not considered to be significant.
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